UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 18, 2017
Date of Report (Date of earliest event reported)

Yahoo! Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Ave.
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 349-3300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On April 18, 2017, Yahoo! Inc., a Delaware corporation (“Yahoo” or the “Company”), announced its financial results for the quarter ended March 31, 2017.  A copy of Yahoo's press release announcing these financial results and other information regarding its financial condition is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 9, 2017, Yahoo disclosed, among other things, that, immediately following the closing (the “Closing”) of the previously announced pending sale by Yahoo of its operating business to Verizon Communications Inc. (“Verizon”) pursuant to the terms of a Stock Purchase Agreement, dated as of July 23, 2016, as amended as of February 20, 2017, between Yahoo and Verizon, that certain current members of Yahoo’s Board of Directors (the “Board”), including Richard S. Hill, had indicated that they intend to resign from the Board effective upon the Closing.

On April 17, 2017, Richard S. Hill further notified the Company that he will not stand for reelection at the Company’s annual meeting of stockholders in the event the Closing does not occur.  Mr. Hill’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1 Yahoo! Inc. press release dated April 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Ken Goldman
Ken Goldman
Chief Financial Officer

Date: April 18, 2017

YAHOO!  INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated April 18, 2017